CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Counsel and Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A Post-Effective Amendment No. 113 of AQR Funds.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 27, 2017